Exhibit 10.2
AMENDMENT TO
TELETECH HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT
     This amendment (the “Amendment”) to the TeleTech Holdings, Inc. Restricted Stock Unit Agreement (the “Agreement”) by and between TeleTech Holdings, Inc. (the “Company”) and            (“Grantee”), dated                     , is hereby made by the Company effective as of February **, 2010.
     WHEREAS, the Company desires to amend the Agreement in order to clarify a potential ambiguity in Section 3A(a) of the Agreement regarding the accelerated vesting of awards in connection with a “Change in Control,” as such term is defined in the Agreement ; and
     WHEREAS, pursuant to Section 18 of the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) has been granted the authority to amend the terms of an award granted under the Plan.
     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the Committee’s power of amendment contained in Section 18 of the Plan, the Agreement is hereby amended as follows:
1. Section 3A(a). Section 3A(a) of the Agreement is deleted in its entirety and replaced with the following new Section 3A(a):
     3A. Vesting Following a Change in Control.
     (a) Accelerated Vesting. Notwithstanding the vesting schedule contained in Section 3, upon a “Change in Control” (as hereinafter defined), any unvested Performance Vesting RSUs and Time Vesting RSUs that would otherwise vest on or after the effective date of the Change in Control shall be accelerated and become 100% vested on the effective date of the Change in Control; provided, however, that for purposes of a Change in Control pursuant to Section 3(b)(i) hereof, the unvested Performance Vesting RSUs and Time Vesting RSUs shall be deemed to have vested immediately prior to a Change in Control transaction described in Section 3(b)(i) hereof in order to allow such Performance Vesting RSUs and Time Vesting RSUs to participate in such Change in Control transaction.
2. Effect of Amendment. The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with the terms and conditions thereof.

     IN WITNESS WHEREOF, the Company has executed this Amendment on the date first written above.

TeleTech Holdings, Inc.
By:

Title: